UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Dece mber 18, 2019 ( December 15, 2019 )

Date of Report (Date of earliest event reported)

International Flavors and Fragrances Inc.

(Exact name of registrant as specified in its charter)

New York	1-4858	13-1432060
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

521 West 57th Street, New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

(212) 765-5500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value 12 1/2 cents per share	IFF	New York Stock Exchange
6.00% Tangible Equity Units	IFFT	New York Stock Exchange
0.500% Senior Notes due 2021	IFF 21	New York Stock Exchange
1.75% Senior Notes due 2024	IFF 24	New York Stock Exchange
1.800% Senior Notes due 2026	IFF 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 15, 2019, International Flavors & Fragrances Inc., a New York corporation (“IFF”) entered into definitive agreements with DuPont de Nemours, Inc. (“DuPont”), Nutrition & Biosciences, Inc., a Delaware corporation and wholly owned subsidiary of DuPont (“N&Bco”), and Neptune Merger Sub I Inc., a Delaware corporation and wholly owned subsidiary of IFF (“Merger Sub I”), pursuant to which and subject to the terms and conditions therein, (1) DuPont will transfer its nutrition and biosciences business (the “N&B Business”) to N&Bco, (2) DuPont will distribute to its stockholders all of the issued and outstanding shares of common stock, value $0.01 per share, of N&Bco (the “N&Bco Common Stock”) held by DuPont by way of either (at DuPont’s option) a pro rata dividend or an exchange offer (the “Distribution”), (3) Merger Sub I will merge with and into N&Bco, with N&Bco as the surviving corporation (the “First Merger”), and (4) except as agreed between the parties, no fewer than 30 days (or 15 days, in some circumstances) after the First Merger, N&Bco will merge with and into Neptune Merger Sub II LLC, a Delaware limited liability company and wholly owned subsidiary of IFF (“Merger Sub II”), with Merger Sub II surviving as a wholly owned subsidiary of IFF (the “Second Merger,” and together with the First Merger, the “Mergers”). As a result of the First Merger, the existing shares of N&Bco will be automatically converted into the right to receive a number of shares of IFF common stock, par value $0.125 per share (“IFF Common Stock”). When the Mergers are completed, holders of DuPont’s common stock (“DuPont Common Stock”) will own approximately 55.4% of the outstanding shares of IFF on a fully diluted basis. The Distribution and the Mergers are a Reverse Morris Trust (“RMT”) and are expected to be tax-free to DuPont stockholders for U.S. federal income tax purposes, except to the extent that cash is paid to DuPont stockholders in lieu of fractional shares in the Distribution or the Merger.

The definitive agreements entered into in connection with the RMT include (1) an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 15, 2019, by and among DuPont, N&Bco, IFF and Merger Sub I, (2) a Separation and Distribution Agreement (the “Separation and Distribution Agreement”), dated as of December 15, 2019, by and among DuPont, N&Bco and IFF, and (3) an Employee Matters Agreement, dated as of December 15, 2019 (the “Employee Matters Agreement”), by and among DuPont, N&Bco and IFF. DuPont, N&Bco and IFF (or, in some instances, only DuPont and N&Bco) will also enter into additional agreements, including, among others:

•	a Transition Services Agreement, which will govern the parties’ respective rights and obligations with respect to the provision of certain transition services;

•	a Tax Matters Agreement, which will govern, among other things, DuPont’s, on one hand, and N&Bco’s and IFF’s, on the other hand, respective rights, responsibilities and obligations with respect to taxes, tax attributes, the preparation and filing of tax returns, responsibility for and preservation of the expected tax-free status of the transactions contemplated by the Separation and Distribution Agreement and certain other tax matters; and

•	certain intellectual property licenses and other agreements to be discussed by DuPont, N&Bco and IFF prior to the consummation of the transactions.

The Separation and Distribution Agreement

The Separation and Distribution Agreement sets forth the terms and conditions regarding the separation of the N&B Business from DuPont. The Separation and Distribution Agreement identifies and provides for the transfer of certain assets by DuPont to N&Bco and the assumption of certain liabilities by N&Bco from DuPont.

The Separation and Distribution Agreement also governs the rights and obligations of DuPont and N&Bco regarding the Distribution. At DuPont’s election (subject to certain restrictions) pursuant to the Separation and Distribution Agreement, the Distribution may be effected by means of a pro rata distribution of N&Bco Common Stock to DuPont’s stockholders or through an exchange offer of DuPont Common Stock for N&Bco Common Stock, followed by a pro rata, clean-up distribution to DuPont’s stockholders of the remaining shares of N&Bco Common Stock held by DuPont that were not exchanged in the exchange offer.

The Separation and Distribution Agreement also sets forth other agreements between DuPont, N&Bco and IFF, including adjustments for working capital, debt and debt-like items and cash balances. The Separation and Distribution

Agreement governs certain aspects of the relationship between DuPont and N&Bco after the Distribution, including provisions with respect to release of claims, indemnification, insurance, access to financial and other information and access to and provision of records. The parties have mutual ongoing indemnification obligations following the Distribution with respect to certain liabilities related to the N&B Business and the remaining DuPont business, respectively.

Consummation of the Distribution is subject to various conditions, including, among other things, the satisfaction or waiver of all conditions under the Merger Agreement, the completion of the reorganization and payment by N&Bco to DuPont of cash in an aggregate amount equal to $7.3 billion, subject to potential adjustment as described in the Separation and Distribution Agreement (the “Pre-Distribution Payment”). In connection with the Pre-Distribution Payment, N&Bco and IFF have entered into the Bridge Commitment Letter (as defined below) pursuant to which, among other things, certain parties thereto have committed to provide debt financing to N&Bco in aggregate principal amount of $7.5 billion for the purposes of making the Pre-Distribution Payment, which payment is subject to adjustment as described in the Separation and Distribution Agreement. The Separation and Distribution Agreement also provides that IFF will guaranty certain obligations of N&Bco following the First Merger.

The foregoing description of the Separation and Distribution Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Separation and Distribution Agreement, which is attached as Exhibit 2.2 and is incorporated herein by reference.

The Merger Agreement

As described above, the Merger Agreement provides that, immediately following the consummation of the Distribution, Merger Sub I will merge with and into N&Bco, with N&Bco surviving as a wholly owned subsidiary of IFF. Except as agreed between the parties, no fewer than 30 days (or, in some circumstances, 15 days) later, N&Bco will merge with and into Merger Sub II, with Merger Sub II surviving as a wholly-owned subsidiary of IFF. As a result of the First Merger, each share of N&Bco Common Stock then issued and outstanding (other than each share of N&Bco Common Stock held by N&Bco as treasury stock or by IFF, which, in each case, immediately prior to the effective time of the Merger shall be canceled and shall cease to exist, and no stock or other consideration shall be issued or delivered in exchange therefor) will automatically be converted into the right to receive a number of shares, or in the case of fractional shares, a cash payment in lieu of fractional shares as set forth in the Merger Agreement, subject to adjustment, of IFF Common Stock, and such shares will represent approximately 55.4% of the outstanding shares of IFF Common Stock on a fully diluted basis.

The Merger Agreement also provides that, as of immediately following the effective time of the First Merger, IFF shall set the size of its board of directors (the “IFF Board”) at 13 members, consisting of 7 current IFF directors selected by the IFF Board and 6 individuals selected by the DuPont Board. The IFF designees will include IFF’s Chairman and CEO, who will continue as Chairman and CEO of the combined company. DuPont’s Executive Chairman, Ed Breen, will join the board of the combined company as a DuPont designee and will serve as lead independent director upon the later of June 1, 2021 and the closing date.

Completion of the First Merger is subject to various closing conditions, including, among other things, (1) approval by IFF’s shareholders of the issuance of the IFF Common Stock pursuant to the Merger Agreement (the “Share Issuance”); (2) the effectiveness of the registration statements to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Merger Agreement; (3) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and obtaining certain other consents, authorizations, orders or approvals from governmental authorities; (4) the consummation of the N&Bco Special Cash Payment (as defined in the Separation and Distribution Agreement) in accordance with the terms of the Separation and Distribution Agreement; and (5) receipt by DuPont of a customary opinion from DuPont’s tax counsel. In connection with the transactions contemplated by the Merger Agreement, DuPont has entered into a voting agreement with Winder Investment Pte Ltd, a shareholder of IFF (the “IFF Shareholder”), pursuant to which the IFF Shareholder, among other things, agrees to vote its shares of IFF Common Stock in favor of the Share Issuance.

DuPont, N&Bco, IFF and Merger Sub I each make certain representations, warranties and covenants, as applicable, in the Merger Agreement, including covenants to conduct the N&B Business and the business of IFF and its subsidiaries in the ordinary course of business consistent with past practice, and not to take certain actions, during the period between signing and the effective time of the First Merger. IFF also agreed, among other things, that neither

IFF nor any of its subsidiaries will (1) solicit alternative transactions or (2) enter into discussions concerning, or provide information or data in connection with, alternative transactions (except under limited circumstances described in the Merger Agreement, including where the IFF Board has received a proposal that could reasonably be expected to lead to a superior proposal and failure to take such action could be inconsistent with the directors’ fiduciary duties under applicable law, subject to certain notice conditions).

The Merger Agreement contains specified termination rights for DuPont and IFF, including the right of DuPont to terminate the Merger Agreement as a result of the IFF Board changing its recommendation that shareholders approve the Share Issuance, which would result in the payment of a termination fee of $521.5 million (the “Termination Fee”) payable to DuPont.

Further, if the Merger Agreement is terminated under certain circumstances where an alternative transaction proposal has been publicly made or disclosed prior to receipt of the approval of the Share Issuance by IFF’s shareholders and not withdrawn within specified time periods and IFF enters into an agreement with respect to, or consummates, an alternative transaction within 12 months of such termination, then IFF will be required to pay the Termination Fee to DuPont.

In addition, the Merger Agreement provides that IFF will reimburse DuPont’s transaction-related expenses in an amount up to $75 million if the Merger Agreement is terminated because IFF’s shareholders do not approve the Share Issuance. The amount of the Termination Fee payable pursuant to the preceding paragraph will be reduced by the amount of any expense reimbursement paid.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference.

The Separation and Distribution Agreement and the Merger Agreement have been included to provide investors with information regarding their terms. They are not intended to provide any other factual information about DuPont or IFF. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for purposes of the Merger Agreement, as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement and the parties expressly identified as third-party beneficiaries thereto, as applicable (except as expressly provided therein), may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Separation and Distribution Agreement and the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the respective dates of the Merger Agreement, which subsequent information may or may not be fully reflected in DuPont’s and IFF’s respective public disclosures.

The Employee Matters Agreement

The Employee Matters Agreement, among other things, allocates among the parties the pre-and post-closing liabilities in respect of the current and former employees of the N&B Business (including liabilities in respect of employee compensation and benefit plans). Subject to various exceptions, N&Bco generally assumes liabilities in respect of the current and former employees of the N&B Business and any assets dedicated thereto, and DuPont generally retains all other employee liabilities and assets. Effective as of the closing of the First Merger, the Employee Matters Agreement provides that IFF will guaranty the obligations of N&Bco under the agreement.

Except to the extent otherwise required by applicable law or a labor agreement, for a period of eighteen (18) months following the closing of the First Merger (or in the case of long-term incentive awards, for the first regular grant of long-term incentive awards by IFF), the Employee Matters Agreement provides that the employees of the N&B Business immediately prior to the Closing who continue with N&Bco will generally receive at least the same base pay and target annual cash bonus compensation opportunity, a substantially similar long-term incentive award opportunity, aggregate employee benefits (specifically including severance but excluding certain other benefits) that are substantially no less favorable than and paid time off that is no less favorable than, in each case, such respective compensation or benefits to which such employees were entitled from DuPont immediately before the First Merger. The Employee Matters Agreement also provides that N&Bco will assume those labor agreements applicable to the continuing employees of the N&B Business.

DuPont equity incentive compensation awards held by active (but not former) employees generally will be converted as of the closing of the First Merger into awards in respect of IFF Common Stock (or cash in certain circumstances) based upon an agreed upon exchange ratio and on terms otherwise generally similar to those that applied to the underlying DuPont award (provided that performance-based vesting awards will be deemed earned at the actual level of performance as of the closing of the First Merger and will convert into time-based vesting awards).

Each of the parties also agree to certain 24-month non-solicitation of employees restrictions, subject to customary exceptions.

The N&Bco Commitment Letter

On December 15, 2019, N&Bco entered into a commitment letter (the “Bridge Commitment Letter”), by and among N&Bco, IFF, Morgan Stanley Senior Funding, Inc. (“MSSF”), Credit Suisse Loan Funding LLC and Credit Suisse AG, Cayman Islands Branch (collectively, “CS”), pursuant to which MSSF and CS commit to provide to N&Bco $7.5 billion in an aggregate principal amount of senior unsecured bridge term loans (the “Bridge Loans”), such commitment to be reduced by, among other things, (1) the amount of net cash proceeds received by N&Bco from any issuance of senior unsecured notes pursuant to a Rule 144A offering or other private placement and (2) certain qualifying term loan commitments under a senior unsecured term loan facility. The proceeds of any funded Bridge Loans will be used by N&Bco on the closing date to make the N&Bco Special Cash Payment and to pay the related transaction fees and expenses. The commitments under the Bridge Commitment Letter are subject to customary closing conditions. Following the consummation of the First Merger, all obligations of N&Bco with respect to the Bridge Loans (if any) or, if applicable, the replacement debt financing, will be guaranteed by IFF (or at the election of N&Bco and IFF, assumed by IFF following the Mergers).

Item 7.01	Regulation FD Disclosure.

On December 16, 2019, IFF issued an investor question and answer sheet (the “Investor FAQ”) in connection with the transactions. The Investor FAQ is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Exhibit 99.1 is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

About IFF

At IFF (NYSE:IFF) (Euronext Paris:IFF) (TASE:IFF), we’re using Uncommon Sense to create what the world needs. As a collective of unconventional thinkers and creators, we put science and artistry to work to create unique and unexpected scents, tastes, experiences and ingredients for the products our world craves. Learn more at iff.com, Twitter , Facebook, Instagram, and LinkedIn.

About DuPont

DuPont (NYSE:DD) is a global innovation leader with technology-based materials, ingredients and solutions that help transform industries and everyday life. Our employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, health and wellness, food and worker safety. More information can be found at www.dupont.com.

About DuPont Nutrition & Biosciences

DuPont Nutrition & Biosciences applies expert science to advance market-driven, healthy and sustainable solutions for the food, beverage, dietary supplement and pharmaceutical industries. We also use cutting-edge biotechnology across a range of markets to advance bio-based solutions to meet the needs of a growing population, while protecting our environment for future generations. We are innovative solvers who help our customers turn challenges into high-value business opportunities. For more information: www.dupontnutritionandhealth.com or www.biosciences.dupont.com.

Additional Information and Where to Find It

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”). In connection with the proposed combination of Nutrition & Biosciences, Inc. (“N&Bco”), a wholly owned subsidiary of DuPont de Nemours, Inc. (“DuPont”), and International Flavors & Fragrances Inc. (“IFF”), which will immediately follow the proposed separation of N&Bco from DuPont (the “proposed transaction”), N&Bco, IFF, Neptune Merger Sub I Inc. (“Merger Sub I”) and Neptune Merger Sub II LLC (“Merger Sub II”) intend to file relevant materials with the SEC, including a registration statement on Form S-4 that will include a proxy statement/prospectus relating to the proposed transaction. In addition, N&Bco expects to file a registration statement in connection with its separation from DuPont. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENTS, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT IFF, N&BCO, MERGER SUB I, MERGER SUB II AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to shareholders of IFF seeking approval of the proposed transaction. The documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. Free copies of these documents, once available, and each of the companies’ other filings with the SEC may also be obtained from the respective companies by contacting the investor relations department of DuPont or IFF.

Cautionary Note on Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the proposed transaction, the expected timetable for completing the proposed transaction, the benefits and synergies of the proposed transaction, future opportunities for the combined company and products and any other statements regarding DuPont’s, IFF’s and N&Bco’s future operations, financial or operating results, capital allocation, dividend policy, debt ratio, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions, and other expectations and targets for future periods. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, (1) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction, (2) changes in relevant tax and other laws, (3) any failure to obtain necessary regulatory approvals, approval of IFF’s shareholders, anticipated tax treatment or any required financing or to satisfy any of the other conditions to the proposed transaction, (4) the possibility that unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies that could impact the value, timing or pursuit of the proposed transaction, (5) risks and costs and pursuit and/or implementation of the separation of N&Bco, including timing anticipated to complete the separation, any changes to the configuration of businesses included in the separation if implemented, (6) risks related to indemnification of certain legacy liabilities of E. I. du Pont de Nemours and Company (“Historical EID”) in connection with the distribution of Corteva Inc. on June 1, 2019 (the “Corteva Distribution”), (7) potential liability arising from fraudulent conveyance and similar laws in connection with DuPont’s distribution of Dow Inc. on April 1, 2019 and/or the Corteva Distributions (the “Previous Distributions”), (8) failure to effectively manage acquisitions, divestitures, alliances, joint ventures and other portfolio changes, including meeting conditions under the Letter Agreement entered in connection with the Corteva Distribution, related to the transfer of certain levels of assets and businesses, (9) uncertainty as to the long-term value of DuPont common stock, (10) potential inability or reduced access to the capital markets or increased cost of borrowings, including as a result of a credit rating downgrade, (11) inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements and the providing of estimates of financial measures, in accordance with the accounting principles generally accepted in the United States of America and related standards, or on an adjusted basis, (12) the integration of IFF and its Frutarom business and/or N&Bco being more difficult, time consuming or costly than expected, (13) the failure to achieve expected or targeted future financial and operating performance and results, (14) the possibility that IFF may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the proposed transaction within the expected time frames or at all or to successfully integrate Frutarom and N&Bco, (15) customer loss and business disruption being greater than expected following the proposed transaction, (16) the impact of divestitures required as a condition to consummation of the proposed transaction as well as other conditional commitments, (17) legislative, regulatory and economic developments; (18) an increase or decrease in the anticipated transaction taxes (including due to any changes to tax legislation and its impact on tax rates (and the timing of the effectiveness of any such changes)), (19) potential litigation relating to the proposed transaction that could be instituted against DuPont, IFF or their respective directors, (20) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (21) negative effects of the announcement or the consummation of the transaction on the market price of DuPont’s and/or IFF’s common stock, (22) risks relating to the value of the IFF shares to be issued in the transaction and uncertainty as to the long-term value of IFF’s common stock, (23) risks relating to IFF’s ongoing investigations into improper payments made in Frutarom businesses principally operating in Russia and the Ukraine, including expenses incurred with respect to the investigations, the cost of any remedial measures or compliance programs arising out of the investigations, legal proceedings or government investigations that may arise relating to the subject of IFF’s investigations, and the outcome of any such legal or government investigations, such as the imposition of fines, penalties, orders, or injunctions, (24) the impact of the failure to comply with U.S. or foreign anti-corruption and anti-bribery laws and regulations, including with respect to IFF’s ongoing investigations into improper payments made in Frutarom businesses principally operating in Russia and the Ukraine, (25) the impact of the outcome of legal claims, regulatory investigations and litigation, including any that may arise out of IFF’s ongoing investigations into improper payments made in Frutarom businesses principally operating in Russia and the Ukraine, (26) the ability of N&Bco or IFF to retain and hire key personnel, (27) the risk that N&Bco, as a newly formed entity that currently has no credit rating, will not have access to the capital markets on acceptable terms, (28) the risk that N&Bco and IFF will incur significant indebtedness in connection with the potential transaction, and the degree to which IFF will be leveraged following completion of the potential transaction may materially and adversely affect its business, financial condition and results of operations, (29) the ability to obtain or consummate financing or refinancing related to the transaction upon acceptable terms or at all, and (30) other risks to DuPont’s, N&Bco’s and IFF’s business, operations and results of operations including from: failure to develop and market new products and optimally manage product life cycles; ability, cost and impact on business operations, including the supply chain, of responding to changes in market acceptance, rules, regulations and policies and failure to respond to such changes; outcome of significant litigation, environmental matters and other commitments and contingencies; failure to appropriately manage process safety and product stewardship issues; global economic and capital market conditions, including the continued availability of capital and financing, as well as inflation, interest and currency exchange rates; changes in political conditions, including tariffs, trade disputes and retaliatory actions; impairment of goodwill or intangible assets; the availability of and fluctuations in the cost of energy and raw materials; business or supply disruption, including in connection with the Previous Distributions; security threats, such as acts of sabotage, terrorism or war, natural disasters and weather events and patterns which could result in a significant operational event for DuPont, N&Bco or IFF, adversely impact demand or production; ability to discover, develop and protect new technologies and to protect and enforce DuPont’s, N&Bco’s or IFF’s intellectual property rights; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed merger, will be more fully discussed in the registration statement and merger proxy on Form S-4 to be filed by IFF and the registration statement on Form 10 to be filed by N&Bco. While the list of factors presented here is, and the list of factors to be presented in any registration statement filed in connection with the transaction are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Further lists and descriptions of risks and uncertainties can be found in each of IFF’s and DuPont’s Form 10-Q for the period ended September 30, 2019 and each of IFF’s and DuPont’s respective subsequent reports on Form 10-Q, Form 10-K and Form 8-K, the contents of which are not incorporated by reference into, nor do they form part of, this announcement. Any other risks associated with the proposed transaction will be more fully discussed in any registration statement filed with the SEC. While the list of factors presented here is, and the list of factors that may be presented in a registration statement of IFF or N&Bco would be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on IFF’s, DuPont’s or N&Bco’s consolidated financial condition, results of operations, credit rating or liquidity. None of IFF, DuPont nor N&Bco assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any investor or security holder. However, DuPont, IFF and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of DuPont may be found in its Annual Report on Form 10-K filed with the SEC on February 11, 2019 and its definitive proxy statement filed with the SEC on May 1, 2019. Information about the directors and executive officers of IFF may be found in its definitive proxy statement filed with the SEC on March 18, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statements, prospectuses and proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated December 15, 2019, by and among DuPont de Nemours Inc., Nutrition & Biosciences, Inc., International Flavors & Fragrances Inc. and Neptune Merger Sub I Inc.

2.2	Separation and Distribution Agreement, dated as of December 15, 2019, by and among DuPont de Nemours Inc., Nutrition & Biosciences, Inc. and International Flavors & Fragrances Inc.

10.1	Employee Matters Agreement, dated as of December 15, 2019, by and among DuPont de Nemours Inc., Nutrition & Biosciences, Inc. and International Flavors & Fragrances Inc.

99.1	Investor FAQ, dated December 16, 2019*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Date: December 18, 2019	By:	/s/ Richard A. O’Leary
	Name:	Richard A. O’Leary
	Title:	Executive Vice President and Chief Financial Officer